Exhibit 4.6
[FORM OF FACE OF NOTE]
     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS; (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; PROVIDED, HOWEVER, THAT IN EACH CASE, THIS SECURITY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S) WITHIN 40 DAYS FOLLOWING THE DATE OF THIS SECURITY.
     THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE I(A) OR (II) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
10.0% GUARANTEED SENIOR SECURED CONVERTIBLE NOTES DUE 2012
No. 1 $20,000,000
     YINGLI GREEN ENERGY HOLDING COMPANY LIMITED, a company duly organized and validly existing under the laws of the Cayman Islands (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Gold Sight International Limited, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, (i) the Repurchase Amount as and when required pursuant to the Indenture, (ii) interest, quarterly on January 25, April 25, July 25 and October 25 of each year, commencing April 25, 2009 on the outstanding principal sum of the Note at said office or agency, in like coin or currency, at the rate per annum of 10.0%, from and including January 16 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding the following Interest Payment Date and (iii) any Default Interest payable pursuant to Section 4.01 of the Indenture or otherwise, and (iv) interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes, if any, at the rate of 5% per annum.
     Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any January 25, April 25, July 25 and October 25 will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the record date, which shall be the January 11, April 11, July 11 and October 11 (whether or not a Business Day) next preceding such January 25, April 25, July 25 and October 25 (each, an “Interest Payment Date”), as provided in the Indenture; provided that in any case where any Interest Payment Date of any Note is not a Business Day at the city in which the Corporate Trust Office of the Trustee is located, then (notwithstanding any other provision of the Indenture or of the Notes) payment of Interest need not be made at such Corporate Trust Office of the Trustee on such date, but such payment may be made on the next succeeding Business Day at such Corporate Trust Office of the Trustee with the same force and effect as if made on the Interest Payment Date and the Interest should be computed to the Interest Payment Date; provided further that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest on any Notes check mailed to the address of the Person entitled thereto as it appears in the Security Register provided that the holder of Notes with an aggregate principal amount in excess of $1,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

By:	/s/ Zongwei Li
Name: Zongwei Li
Title: Chief Financial Officer
Attest:

By:	/s/ Xiangdong Wang
Name: Xiangdong Wang
Title: Director
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-named Indenture.
DEUTSCHE BANK AG HONG KONG BRANCH,
as Authenticating Agent

By:	/s/ Aric Kay-Russell & Chiu Kin Wing Edward Authorized Signatory
Dated:

[FORM OF REVERSE OF NOTE]
YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
10.0% GUARANTEED SENIOR SECURED CONVERTIBLE NOTE DUE 2012
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 10.0% Guaranteed Senior Secured Convertible Notes due 2012 (herein called the “Notes”), in an aggregate principal amount of $20,000,000 or such other amount as shown on the Security Register as being represented by this Note, issued and to be issued under and pursuant to an Indenture dated January 16, 2009 (herein called the “Indenture”), among the Company, Mr. Liansheng Miao and Yingli Power Holding Co. Ltd., as the Guarantors, Yingli Power Holding Co. Ltd, as Chargor, and DB Trustees (Hong Kong) Limited as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.
     In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, (ii) reduce the rate or extend the time of payment of Interest thereon, (iii) reduce the principal amount thereof or reduce any amount payable upon redemption or repurchase thereof, (iv) change the obligation of the Company to repurchase any Note upon the happening of a Termination of Trading in a manner adverse to the holders of Notes, (v) impair the right of any Noteholder to institute suit for the payment thereof, (vi) make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes, (vii) impair the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth in the Indenture, including Section 15.05 thereof, in each case, without the consent of the holder of each Note so affected, (viii) modify any of the provisions of Section 8.02 or Section 6.08 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 thereof, (x) reduce the quorum or voting requirements set forth in Article 14, thereof (xi) subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor, (xii) release the security interest granted in favor of the holders on the Notes in the Collateral other than pursuant to the terms of the Security Documents or Section 10.02 thereof, (xiii) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest, (xiv) reduce any premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer, (xv) make any change in any Guarantee that would adversely affect the holders or (xvi) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on, or the principal of, or any Repurchase Amount in respect of the Notes, (B) a failure by the Company to convert any Notes into Common Stock of the Company, (C) a default in the payment of the Purchase Price pursuant to Section 3.02 of the Indenture or (D) a default in respect of a covenant or provisions of the Indenture which under Article 8 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and any multiple of $1,000 thereafter. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
     The Notes are not subject to redemption through the operation of any sinking fund.
     In the event that the Company shall be required to commence a Change of Control Offer or a Termination of Trading Offer, the Company shall mail to all holders of record of the Notes a notice which states the terms of such Offer to Purchase and the circumstances and relevant facts regarding such event. Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion of such holder’s Notes in cash equal to the Repurchase Amount.
     Holders electing to have a Note purchased pursuant to a Offer to Purchase shall deliver to the Company such Note with the form entitled “Purchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.
     If the Purchase Date is on or after a record date for the payment of interest and on or before the related Interest Payment Date, any accrued and unpaid Interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date for the payment of interest, and no further Interest shall be payable to holders who tender Notes pursuant to the Offer to Purchase. The Notes will be subject to repurchase in a minimum principal amount of $100,000 and integral multiples of $1,000 in excess thereof.
     The holder shall be entitled to withdraw any Purchase Notice if the Company, or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of this Note (or portions thereof) the holder delivered for purchase and a statement that such holder is withdrawing his election to have this Note purchased.
     If money or cash, sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Purchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Purchase Date, interest will cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.
     Subject to the foregoing paragraph and occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $100,000 principal amount of the Notes into 17,699 shares of the Company’s Common Stock (a conversion price of approximately $5.65 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, and manually signed, together with this Note duly endorsed for transfer, accompanied by the funds, if any, required by Section 15.02 of the Indenture, such notice also stating the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and accompanied by transfer or similar taxes, if required pursuant to Section 15.07 of the Indenture.
     No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Purchase Date that is during such period or (2) to the extent of any overdue Interest, if any overdue interest exists at the time of conversion with respect to such Note.
     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.
     A Note in respect of which a holder is exercising its right to require repurchase upon a Change of Control Offer or Termination of Trading Offer on a Purchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     The Trustee under the Indenture, in its individual or any other capacity, may enter into business transactions with the Company, its Affiliates or any entity related thereto without accounting for any profit.
     No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     This Note shall be governed by and construed in accordance with the laws of New York.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	-	as tenant by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common

(State)
Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE
TO: YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $100,000 or a multiple of $1,000 in excess thereof) below designated, into shares of Common Stock of Yingli Green Energy Holding Company Limited in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, including additional interest, if any, accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP.

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

PURCHASE NOTICE
TO: YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Yingli Green Energy Holding Company Limited (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of either a Change of Control Offer or a Termination of Trading Offer and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple of $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture at the price of the Repurchase Amount, to the registered holder hereof.
     Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.
$      principal amount of the Notes to which this Purchase Notice relates (if less than entire principal amount) pursuant to 4.13 or 4.17 of the Indenture, check the box below:

☐	Section 4.13	Purchase Date:

☐	Section 4.17
Dated:
Signature(s):
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:
Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face
of this Note)
Signature Guarantee: